UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Facility Amendment to Sabre Credit Agreement

On February 22, 2017, Sabre GLBL Inc. (the “Borrower”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Corporation,” “we,” “us,” or “our”), Sabre Holdings Corporation (“Holdings”) and the several guarantors thereunder entered into the Term Facility Amendment (as defined below), dated February 22, 2017, to the Borrower’s senior secured credit facilities. The Term Facility Amendment was entered into pursuant to that certain Amended and Restated Credit Agreement, dated as of February 19, 2013 (as further amended on September 30, 2013, February 20, 2014, and July 18, 2016, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”).

The Third Incremental Term Facility Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties party thereto, the Administrative Agent, the 2017 Incremental Term Lenders (as defined therein) party thereto and each other Lender party thereto (the “Term Facility Amendment”) was entered into to provide additional dollar-denominated “Term Loan B” tranche of term loans in an aggregate principal amount of $1.9 billion (the “Term Loan B”), maturing on February 22, 2024 and to amend certain provisions of the Credit Agreement. Pursuant to the Term Facility Amendment, interest rates for the Term Loan B tranche are calculated in accordance with the Credit Agreement, with the applicable interest rate margins equal to (i) 2.75% per annum for Eurocurrency rate loans and 1.75% per annum for base rate loans, in each case if the Senior Secured First-Lien Net Leverage Ratio is greater than 2.5 to 1.0 and (ii) 2.50% per annum for Eurocurrency rate loans and 1.50% per annum for base rate loans, in each case if the Senior Secured First-Lien Net Leverage Ratio is less than or equal to 2.5 to 1.0. The proceeds of the Term Loan B were used to pay off approximately $1.75 billion of all existing classes of outstanding term loans (other than Incremental Term A Loans) incurred prior to February 22, 2017 under the Credit Agreement and will be used for purposes of repaying approximately $80 million of Sabre’s outstanding mortgage on its corporate headquarters, and for other general corporate purposes.

The foregoing description of the Term Facility Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Term Facility Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On February 22, 2017, Sabre issued a press release announcing the Borrower’s entry into the Term Facility Amendment. A copy of this press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated February 22, 2017, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent, the 2017 Incremental Term Lenders party thereto and each other Lender party thereto.

99.1	Press release issued by Sabre Corporation on February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: February 24, 2017	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated February 22, 2017, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent, the 2017 Incremental Term Lenders party thereto and each other Lender party thereto.

99.1	Press release issued by Sabre Corporation on February 22, 2017.